Exhibit 99.1

Ciena Reports Unaudited Fiscal Second Quarter 2009 Results

LINTHICUM, Md.--(BUSINESS WIRE)--June 4, 2009--Ciena® Corporation (NASDAQ:CIEN), the network specialist, today announced unaudited results for its fiscal second quarter ended April 30, 2009.

Revenue for the fiscal second quarter 2009 totaled $144.2 million, compared to fiscal first quarter 2009 revenue of $167.4 million, and the same period a year ago when Ciena reported revenue of $242.2 million.

On the basis of generally accepted accounting principles (GAAP), Ciena’s net loss for the fiscal second quarter 2009 was $(503.2) million, or $(5.53) per common share. This compares to fiscal first quarter 2009 GAAP net loss of $(24.8) million, or $(0.27) per common share, and a reported GAAP net income of $23.8 million, or $0.23 per diluted common share, for the same period a year ago.

Ciena’s GAAP net loss for the fiscal second quarter includes a non-cash charge of $455.7 million for impairment of goodwill, which represents the total book value of the Company’s goodwill on its balance sheet. This charge does not impact the Company's normal business operations nor will it result in any current or future cash expense. The charge results from an interim impairment assessment conducted based on a combination of factors, including current macroeconomic conditions and the decline in the Company’s common stock price and market capitalization below its net book value.

Ciena’s adjusted (non-GAAP) net loss for the fiscal second quarter 2009 was $(22.5) million, or $(0.25) per common share. This compares to fiscal first quarter 2009 adjusted (non-GAAP) net loss of $(8.3) million, or $(0.09) per common share, and adjusted (non-GAAP) net income of $42.3 million, or $0.40 per diluted common share for the fiscal second quarter 2008. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is provided in the table in Appendix A.

Business Outlook

“Our fiscal second quarter was particularly challenging, reflecting the difficult macro and industry environment and continued delays in customer spending,” said Gary Smith, Ciena’s CEO and president. “While recent service providers’ public commentary about expected annual capital expenditures has given the industry reason to be more optimistic about the second half of the year, our customers continue to spend cautiously, and as a result, our visibility remains limited. However, based on our direct conversations with customers and supported by trends we are seeing currently in the business, including recently improved order flow, we expect to deliver sequential revenue growth in our fiscal third quarter.”

Second Quarter 2009 Performance Summary

  $144.2 million in revenue.
  Non-U.S. customers contributed 36% of total revenue.
  At 28% of total revenue, one customer accounted for greater than 10% of revenue.
  GAAP gross margin of 42%.
  Non-GAAP gross margin of 43% excludes share-based compensation costs and amortization of intangible assets but includes charges of $5.8 million related to customer loss contracts associated with securing optical transport footprint.
  GAAP net loss of $(503.2) million or $(5.53) per common share.
  Non-GAAP net loss of $(22.5) million or $(0.25) per common share.
  Generated $2.9 million in cash from operations during the quarter, ending the quarter with cash, cash equivalents and short- and long-term investments of $1.1 billion.

Second Quarter 2009 Customer and Product Summary

  In partnership with NYSE Euronext, announced plans to implement the first 100G network enabling NYSE Euronext to provide both the speed and ultra-low latency to facilitate unparalleled execution of equities quotes, trades, options data and other financial transactions in the U.S., Europe and globally.
  Captured footprint and secured future optical transport revenue opportunities with two non-U.S. Tier One service providers, one of which is in an entirely new region for Ciena.
  The Korea Exchange, a premier capital market in Northeast Asia, deployed Ciena’s optical service delivery platforms as part of its data center consolidation efforts.
  Ciena expanded its Carrier Ethernet Service Delivery portfolio with new service delivery and aggregation switches, which leverage a common service-aware operating system and unified Ethernet management software.
  Kärntner Elektrizitäts-Aktiengesellschaft (KELAG), a regional electricity supplier in Austria, deployed the CN 4200® to deliver high-performance, low-latency storage and Local Area Network (LAN) connectivity between its data centers.

Live Web Broadcast of Unaudited Fiscal Second Quarter 2009 Results

Ciena will host a discussion of its unaudited fiscal second quarter 2009 results with investors and financial analysts today, Thursday, June 4, 2009 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena’s homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena’s website at: http://www.ciena.com/investors.

Note to Investors

Forward-looking statements. This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q, which Ciena filed with the Securities and Exchange Commission on March 5, 2009. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: based on our direct conversations with customers and supported by trends we are seeing currently in the business, including recently improved order flow, we expect to deliver sequential revenue growth in our fiscal third quarter. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena’s gross profit, operating expenses, income from operations, net income and net income per share. In evaluating the operating performance of Ciena’s business, management excludes certain charges and credits that are required by GAAP. These items, share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena’s control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena’s GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena’s non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena’s results of operations in conjunction with our corresponding GAAP results. For a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release, see Appendix A.

About Ciena

Ciena specializes in practical network transition. We offer leading network infrastructure solutions, intelligent software and a comprehensive services practice to help our customers use their networks to fundamentally change the way they compete. With a global presence, Ciena leverages its heritage of practical innovation to deliver maximum performance and economic value in communications networks worldwide. We routinely post recent news, financial results and other important announcements and information about Ciena on our website. For more information, visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended April 30,		Six Months Ended April 30,
	2008	2009	2008	2009
Revenues:
Products	$216,181	$118,849	$417,971	$258,566
Services	26,018	25,352	51,644	53,035
Total revenue	242,199	144,201	469,615	311,601

Costs:
Products	96,041	65,419	187,428	141,786
Services	18,562	18,062	38,022	37,252
Total cost of goods sold	114,603	83,481	225,450	179,038
Gross profit	127,596	60,720	244,165	132,563
Operating expenses:
Research and development	44,628	49,482	80,072	96,182
Selling and marketing	38,591	33,295	72,199	67,114
General and administrative	16,650	12,615	39,278	24,200
Amortization of intangible assets	8,760	6,224	15,230	12,628
Restructuring cost	-	6,399	-	6,475
Goodwill impairment	-	455,673	-	455,673
Total operating expenses	108,629	563,688	206,779	662,272
Income (loss) from operations	18,967	(502,968)	37,386	(529,709)
Interest and other income, net	8,487	3,508	27,569	8,168
Interest expense	(1,861)	(1,852)	(9,219)	(3,696)
Loss on cost method investments	-	(2,570)	-	(3,135)
Income (loss) before income taxes	25,593	(503,882)	55,736	(528,372)
Provision (benefit) for income taxes	1,833	(672)	3,169	(331)
Net income (loss)	$23,760	$(503,210)	$52,567	$(528,041)
Basic net income (loss) per common share	$0.27	$(5.53)	$0.60	$(5.82)
Diluted net income (loss) per potential common share	$0.23	$(5.53)	$0.51	$(5.82)
Weighted average basic common shares outstanding	89,102	90,932	88,155	90,777
Weighted average dilutive potential common shares outstanding	110,770	90,932	110,046	90,777

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

ASSETS
	October 31,	April 30,
Current assets:	2008	2009
Cash and cash equivalents	$550,669	$583,481
Short-term investments	366,336	482,294
Accounts receivable, net	138,441	116,671
Inventories	93,452	91,269
Prepaid expenses and other	35,888	26,439
Total current assets	1,184,786	1,300,154
Long-term investments	156,171	-
Equipment, furniture and fixtures, net	59,967	60,099
Goodwill	455,673	-
Other intangible assets, net	92,249	76,319
Other long-term assets	75,748	74,520
Total assets	$2,024,594	$1,511,092

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$44,761	$32,488
Accrued liabilities	96,143	95,876
Restructuring liabilities	1,668	3,151
Deferred revenue	36,767	42,974
Total current liabilities	179,339	174,489
Long-term deferred revenue	37,660	35,025
Long-term restructuring liabilities	2,557	4,712
Other long-term obligations	8,089	8,586
Convertible notes payable	798,000	798,000
Total liabilities	1,025,645	1,020,812
Commitments and contingencies
Stockholders' equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	-	-
Common stock – par value $0.01; 290,000,000 shares authorized; 90,470,803 and 91,149,198 shares issued and outstanding	905	911
Additional paid-in capital	5,629,498	5,647,622
Accumulated other comprehensive loss	(1,275)	(33)
Accumulated deficit	(4,630,179)	(5,158,220)
Total stockholders' equity	998,949	490,280
Total liabilities and stockholders' equity	$2,024,594	$1,511,092

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Six Months Ended April 30,
	2008	2009
Cash flows from operating activities:
Net income (loss)	$52,567	$(528,041)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of discount on marketable securities	(1,632)	(904)
Non-cash loss on cost method investments	-	3,135
Depreciation and amortization of leasehold improvements	8,567	10,830
Impairment of goodwill	-	455,673
Share-based compensation	15,752	17,591
Amortization of intangibles	17,165	15,930
Deferred tax provision	1,296	-
Provision for doubtful accounts	55	42
Provision for inventory excess and obsolescence	10,540	8,809
Provision for warranty	7,083	9,235
Other	2,373	1,129
Changes in assets and liabilities:
Accounts receivable	(25,990)	21,728
Inventories	(20,456)	(6,626)
Prepaid expenses and other	5,816	6,253
Accounts payable, accruals and other obligations	7,883	(16,371)
Income taxes payable	(5,656)	-
Deferred revenue	13,202	3,572
Net cash provided by operating activities	88,565	1,985
Cash flows from investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(14,172)	(12,632)
Restricted cash	(4,929)	(109)
Purchase of available for sale securities	-	(719,165)
Proceeds from maturities of available for sale securities	762,150	239,072
Proceeds from sale of available for sale securities	-	523,137
Acquisition of business, net of cash acquired	(209,965)	-
Net cash provided by investing activities	533,084	30,303
Cash flows from financing activities:
Repayment of 3.75% convertible notes payable	(542,262)	-
Repayment of indebtedness of acquired business	(12,363)	-
Proceeds from issuance of common stock and warrants	4,578	539
Net cash provided by (used in) financing activities	(550,047)	539
Effect of exchange rate changes on cash and cash equivalents	189	(15)
Net increase in cash and cash equivalents	71,602	32,827
Cash and cash equivalents at beginning of period	892,061	550,669
Cash and cash equivalents at end of period	$963,852	$583,481

Supplemental disclosure of cash flow information
Cash paid (refunded) during the period for:
Interest expense	$13,159	$2,560
Income taxes, net	$1,598	$(281)
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$1,923	$605
Value of common stock issued in acquisition	$62,359	$-
Fair value of vested options assumed in acquisition	$9,912	$-

APPENDIX A - Reconciliation of Adjusted (Non-GAAP) Quarterly Measures

	Quarter Ended
	April 30,	January 31,	April 30,
	2008	2009	2009
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$127,596	$71,843	$60,720
Share-based compensation-product	742	713	445
Share-based compensation-services	392	397	425
Amortization of intangible assets	-	683	684
Fair value adjustment of acquired inventory	1,066	-	-
Total adjustments related to gross profit	2,200	1,793	1,554
Adjusted (non-GAAP) gross profit	$129,796	$73,636	$62,274
Adjusted (non-GAAP) gross profit percentage	54%	44%	43%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$108,629	$98,584	$563,688
Stock compensation research and development	2,286	2,566	2,817
Stock compensation sales and marketing	3,022	2,703	2,685
Stock compensation general and administrative	2,233	2,419	2,773
Amortization of intangible assets	8,760	6,404	6,224
Restructuring cost	-	76	6,399
Impairment of goodwill	-	-	455,673
Total adjustments related to operating expense	16,301	14,168	476,571
Adjusted (non-GAAP) operating expense	$92,328	$84,416	$87,117

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income (loss) from operations	$18,967	$(26,741)	$(502,968)
Total adjustments related to gross profit	2,200	1,793	1,554
Total adjustments related to operating expense	16,301	14,168	476,571
Adjusted (non-GAAP) income (loss) from operations	$37,468	$(10,780)	$(24,843)
Adjusted (non-GAAP) operating margin percentage	16%	(6%)	(17%)

Net Income (Loss) Reconciliation (GAAP/non-GAAP)
GAAP net (loss) income	$23,760	$(24,831)	$(503,210)
Total adjustments related to gross profit	2,200	1,793	1,554
Total adjustments related to operating expense	16,301	14,168	476,571
Loss on cost method investment	-	565	2,570
Adjusted (non-GAAP) net income (loss)	$42,261	$(8,305)	$(22,515)

Weighted average basic common shares outstanding	89,102	90,620	90,932
Weighted average basic common and dilutive potential common shares outstanding	110,770	90,620	90,932

Net Income (Loss) per Common Share[1]
GAAP diluted net income (loss) per common share	$0.23	$(0.27)	$(5.53)
Adjusted (non-GAAP) diluted net income (loss) per common share	$0.40	$(0.09)	$(0.25)

[1]Note that calculating diluted earnings per common share for the fiscal second 2008 requires adding interest expense of approximately $1.9 million associated with Ciena’s 0.25% and 0.875% convertible senior notes in 2008, to GAAP and adjusted net income in order to arrive at the numerator for the earnings per common share calculation.

The adjusted (non-GAAP) measures above and their reconciliation to Ciena’s GAAP results for the periods presented reflect adjustments relating to the following items:

  Share-based compensation cost – a non-cash expense incurred in accordance with SFAS 123(R).
  Amortization of intangible assets – a non-cash expense arising from acquisition of intangible assets, principally developed technology, which Ciena is required to amortize over its expected useful life.
  Fair value adjustment of acquired inventory – an infrequent charge required by purchase accounting rules resulting from the revaluation of finished goods inventory acquired from World Wide Packets to estimated fair value. This revaluation resulted in a net increase in inventory carrying value and a $1.1 million increase in cost of goods sold during the second quarter of fiscal 2008.
  Restructuring costs – infrequent costs incurred as the result of restructuring activities (or in the case of recoveries, previous restructuring activities) taken to align resources with perceived market opportunities that Ciena believes are not reflective of its ongoing operating costs.
  Impairment of goodwill – a non-cash charge reflecting the impairment of the remaining goodwill on Ciena’s balance sheet. Ciena conducted an interim impairment assessment of goodwill during the second quarter of fiscal 2009 based on a combination of factors, including current macroeconomic conditions and the sustained decline in Ciena’s common stock price and market capitalization below its net book value.
  Loss on cost method investment – a non-cash loss related to changes in the value of the Ciena’s equity investments in technology companies which Ciena believes is not reflective of its ongoing operating costs.

CONTACT:
Ciena Corporation
Press Contact:
Nicole Anderson, 410-694–5786
pr@ciena.com
or
Investor Contact:
Suzanne DuLong, 888-243–6223
ir@ciena.com